UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 26, 2010

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 26, 2010, Cheniere Marketing, LLC (“Cheniere Marketing”), a wholly owned subsidiary of Cheniere Energy, Inc. (“Cheniere”), entered into an LNG Services Agreement (the “Services Agreement”) with JPMorgan LNG Co. (“LNGCo”), an indirect subsidiary of JPMorgan Chase & Co., and two related agreements, described below.  Also on March 26, 2010 and in connection with Cheniere Marketing’s entering into the Services Agreement, Sabine Pass LNG, L.P. (“Sabine Pass”), an indirect subsidiary of Cheniere entered into a Capacity Rights Agreement with LNGCo (the “Capacity Rights Agreement”), under which LNGCo may utilize a portion of Cheniere Marketing’s existing storage and regasification capacity at the Sabine Pass regasification terminal.  The Services Agreement, the Capacity Rights Agreement, and the other agreements described below will each become effective on April 1, 2010.

Services Agreement

Under the Services Agreement, Cheniere Marketing has agreed to develop and maintain commercial and trading opportunities in the liquefied natural gas (“LNG”) industry and present any such opportunities exclusively to LNGCo.  Cheniere Marketing also agreed to provide, or arrange for the provision of, all of the operations and administrative services required by LNGCo in connection with any LNG cargoes purchased by LNGCo pursuant to the Services Agreement, including negotiating agreements and transporting, receiving, storing, hedging and regasifying LNG cargoes.  Cheniere Marketing does not have the authority to contractually bind LNGCo under the Services Agreement.  In the event LNGCo declines to purchase an LNG cargo presented to it by Cheniere Marketing under the Services Agreement, Cheniere Marketing may pursue the opportunity on its own behalf or present it to third parties.  The term of the Services Agreement is two years; however, either party may terminate the Services Agreement without penalty at the end of one year.

In return for the services to be provided by Cheniere Marketing, LNGCo will pay a fixed fee to Cheniere Marketing, and may pay additional fees dependent upon the gross margins of each transaction, and the aggregate revenue earned during the term of the Service Agreement.  Cheniere Marketing has agreed to assign to Sabine Pass its right to receive the service fee payable by LNGCo for any cargoes of LNG purchased by LNGCo under the Services Agreement that are delivered to the Sabine Pass regasification terminal after termination of Cheniere Marketing’s terminal use agreement with Sabine Pass (the “Terminal Use Agreement”), and any cargoes delivered to the Sabine Pass regasification terminal prior to termination of the Terminal Use Agreement and for which LNGCo has not paid the service fee payable with respect to such cargo prior to termination of the Terminal Use Agreement.  LNGCo is obligated to purchase any cargoes of LNG that Cheniere Marketing is obligated to purchase under certain put option agreements.  The purchase price to be paid by LNGCo for a cargo is the same purchase price Cheniere Marketing is obligated to pay for the cargo under the agreements.

Cheniere Marketing will also sell to LNGCo the LNG inventory Cheniere Marketing has in storage at the Sabine Pass regasification terminal as of April 1, 2010.  At the end of the term of the Services Agreement, Cheniere Marketing has the option to purchase any LNG inventory LNGCo has in storage at the Sabine Pass regasification terminal.

Surrender of Capacity Rights Agreement

Also on March 26, 2010, Cheniere Marketing and Sabine Pass entered into a Surrender of Capacity Rights Agreement (the “Capacity Surrender Agreement”).  Under the Capacity Surrender Agreement, Cheniere Marketing has agreed to surrender a portion of its existing storage and regasification capacity at the Sabine Pass regasification terminal to Sabine Pass.  The surrender of capacity is on a cargo by cargo basis in amounts required to regasify, store, transport and deliver any cargoes of LNG purchased by LNGCo under the Services Agreement which are delivered to the Sabine Pass regasification terminal.  The capacity to be surrendered on a cargo by cargo basis automatically reverts to Cheniere Marketing when the associated LNG has been regasified and delivered.  Cheniere Marketing also has agreed to surrender to Sabine Pass storage and regasification capacity sufficient to allow LNGCo to exercise its option, granted under the Capacity Rights Agreement described below, to enter into a terminal use agreement with Sabine Pass covering approximately 0.5 billion cubic feet per day (“Bcf/d”).

Cheniere Marketing remains responsible for the fees and other costs payable under the Terminal Use Agreement, other than retainage due to Sabine Pass with respect to cargoes of LNG processed for the benefit of LNGCo and any taxes imposed on LNG inventory stored on behalf of LNGCo at the Sabine Pass regasification terminal.

Notwithstanding the surrender of regasification capacity, Cheniere Marketing retained its exclusive rights under the Terminal Use Agreement to utilize excess storage and regasification capacity available at the Sabine Pass regasification terminal.

The Capacity Surrender Agreement terminates upon termination or expiration of the Services Agreement except that Cheniere Marketing has agreed to continue to surrender capacity rights on a cargo by cargo basis (i) for any cargoes of LNG purchased by LNGCo under the Services Agreement that have not been delivered prior to the termination or expiration of the Services Agreement and (ii) for LNGCo inventory in storage in the Sabine Pass regasification terminal at the end of the term on behalf of LNGCo, in each case until the associated LNG has been regasified and delivered.

Capacity Rights Agreement

Under the Capacity Rights Agreement, Sabine Pass granted to LNGCo on a cargo by cargo basis the same storage and regasification capacity surrendered to Sabine Pass by Cheniere Marketing under the Capacity Surrender Agreement.  The capacity granted on a cargo by cargo basis to LNGCo is the amount required to regasify, store, transport and deliver any cargoes of LNG purchased by LNGCo under the Services Agreement which are delivered to the Sabine Pass regasification terminal.  LNGCo’s rights to storage and regasification capacity granted to it on a cargo by cargo basis automatically terminate when the associated LNG has been regasified and delivered.

Sabine Pass also granted LNGCo the option to enter into a terminal use agreement with Sabine Pass covering approximately 0.5 Bcf/d at approximately $0.32 per million British thermal units (“MMBtu”) (subject to certain adjustments) and with a term to expire on October 1, 2028 without extensions.  LNGCo may exercise its option at any time during the term of the Capacity Rights Agreement.

LNGCo is not obligated to pay Sabine Pass for the rights granted to it on a cargo by cargo basis other than retainage due to Sabine Pass with respect to cargoes of LNG processed for the benefit of LNGCo and any taxes imposed on LNG inventory stored on behalf of LNGCo.

The term of the Capacity Rights Agreement terminates upon termination or expiration of the Services Agreement except that LNGCo remains entitled to its rights granted on a cargo by cargo basis (i) for any cargoes of LNG purchased by LNGCo under the Services Agreement that are not delivered prior to the termination or expiration of the Services Agreement and (ii) for any LNG inventory in storage in the Sabine Pass regasification terminal at the end of the term on behalf of LNGCo, in each case until the associated LNG has been regasified and delivered.

Tri-Party Agreement

Also on March 26, 2010, Cheniere Marketing, Sabine Pass and LNGCo entered into a Tri-Party Agreement.  Under the Tri-Party Agreement, LNGCo is granted the right to enter into a new terminal use agreement with Sabine Pass if it enters into a multi-cargo term purchase agreement under the Services Agreement at a rate selected by LNGCo of either (i) approximately $0.32 per MMBtu (subject to certain adjustments) or (ii) a fixed rate that is equivalent to an aggregate projected LNG cargo fee that would be due under the Services Agreement if each LNG cargo were purchased individually.  Should a new terminal use agreement be entered into between Sabine Pass and LNGCo at a rate lower than approximately $0.32 per MMBtu, Cheniere Marketing and Sabine Pass will amend the Terminal Use Agreement to increase the fees payable by Cheniere Marketing thereunder to an amount whereby Sabine Pass will be entitled to receive, from Cheniere Marketing and LNGCo on a combined basis, a rate of approximately $0.32 per MMBtu (subject to certain adjustments) for the capacity granted to LNGCo under the new terminal use agreement.

The Tri-Party Agreement terminates upon termination or expiration of the Services Agreement.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits

Exhibit
Number                 Description

10.1*	Surrender of Capacity Rights Agreement, dated March 26, 2010, by and between Cheniere Marketing, LLC and Sabine Pass LNG, L.P.

10.2*	Capacity Rights Agreement, dated March 26, 2010, by and between Sabine Pass LNG, L.P. and JPMorgan LNG Co.

10.3*	Tri-Party Agreement, dated March 26, 2010, by and among Cheniere Marketing, LLC, Sabine Pass LNG, L.P. and JPMorgan LNG Co.

10.4*	LNG Services Agreement, dated March 26, 2010, by and between Cheniere Marketing, LLC and JPMorgan LNG Co.

99.1*	Press Release, dated March 31, 2010.

* - Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.	.
/s/ Meg A. Gentle
Meg A. Gentle Senior Vice President and Chief Financial Officer

Date: March 31, 2010

EXHIBIT INDEX

Exhibit
Number                 Description

10.1*	Surrender of Capacity Rights Agreement, dated March 26, 2010, by and between Cheniere Marketing, LLC and Sabine Pass LNG, L.P.

10.2*	Capacity Rights Agreement, dated March 26, 2010, by and between Sabine Pass LNG, L.P. and JPMorgan LNG Co.

10.3*	Tri-Party Agreement, dated March 26, 2010, by and among Cheniere Marketing, LLC, Sabine Pass LNG, L.P. and JPMorgan LNG Co.

10.4*	LNG Services Agreement, dated March 26, 2010, by and between Cheniere Marketing, LLC and JPMorgan LNG Co.

99.1*	Press Release, dated March 31, 2010.

* - Filed herewith.